UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2021

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elimination of Senior Vice President, Operations & Engineering Position

On January 4, 2021, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) eliminated the position of Senior Vice President, Operations & Engineering. As a result, Benjamin A. Mathis departed the Company effective as of such date, and the functions of his position were distributed among the Company’s remaining management team. There were no disagreements between the Company and Mr. Mathis on any matters relating to the Company’s operations, policies or practices which led to his departure.

Mr. Mathis’ Separation Agreement

The Company and Mr. Mathis are expected to enter into a separation agreement in connection with his departure (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Mathis will be entitled to, among other things: (i) a lump sum cash payment of $181,500, (ii) payment of the annual bonus Mr. Mathis earned for 2020, based on actual Company performance for the year, (iii) Company-subsidized COBRA continuation coverage for Mr. Mathis and his eligible dependents for up to 6 months following his termination of employment, (iv) vesting of 9,160 time-based restricted stock units and 6,372 performance-based restricted stock units, with all other unvested restricted stock units held by Mr. Mathis to be forfeited as of the date of his termination of employment, and (v) reimbursement for outplacement services through an agency selected by Mr. Mathis, in an amount not to exceed $10,000. The Separation Agreement will include a general release of claims, and Mr. Mathis’ agreement to comply with certain non-disparagement, non-solicitation and non-compete covenants.

Compensation Arrangements of the Senior Vice President, Development

Effective as of January 5, 2021, Julia Gwaltney was appointed Senior Vice President, Development, of the Company. As a material inducement to Ms. Gwaltney agreeing to accept the position and in accordance with Nasdaq Listing Rule 5635(c)(4), each of the Compensation & Benefits Committee of the Board (the “Compensation Committee”) and the Board approved the grant to Ms. Gwaltney of an initial inducement equity compensation award in the form of 48,400 restricted stock units; with 50% of such award to be in performance-based restricted stock units (“PSUs”) with a 2021-2023 performance period and 50% in time-based restricted stock units (“RSUs”) vesting over three years from her date of hire. Such inducement award will be in lieu of any additional equity grant to Ms. Gwaltney for fiscal 2021. The PSUs and RSUs will be granted outside of the Company’s 2019 Management Incentive Plan (the “Incentive Plan”), but on terms and conditions substantially similar to those contained in the Incentive Plan and the Company’s Form of Officer Restricted Stock Unit Award Agreement and Form of Performance Restrict Stock Unit Award Agreement, respectively (each of which were filed as Exhibits 10.11.2 and 10.11.3 to the Company’s Annual Report on Form 10-K filed on February 28, 2020).

Item 7.01.	Regulation FD Disclosure.

On January 5, 2021, the Company issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 5, 2021.

104	The cover page from Penn Virginia Corporation’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2021	PENN VIRGINIA CORPORATION

	By:	/s/ Katherine J. Ryan
Katherine J. Ryan
Vice President, Chief Legal Counsel and Corporate Secretary